Statement Under Oath of Principal Executive Officer and Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, John T. Dickson, state and attest that:

     (1) To the best of my knowledge, based upon a review of the covered reports of Agere Systems Inc. (the "Company"), and, except as corrected or supplemented in a subsequent covered report:

          no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

          no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     (2) I have reviewed the contents of this statement with the Company's audit committee.

     (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

          The Annual Report on Form 10-K for the fiscal year ended September
          30, 2001, of the Company;

          all reports on Form 10-Q, all reports on Form 8-K and all
          definitive proxy materials of the Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and

          any amendments to any of the foregoing.

/s/ John T. Dickson John T. Dickson President and Chief Executive Officer August 13, 2002	Subscribed and sworn to before me this 13th day of August 2002. /s/ Doreen M. Micheletti Notary Public My Commission Expires: October 30, 2004